EXHIBIT 4.18

Exhibit 4.18

INSTRUMENT OF
AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan, (as amended and restated December 1, 2006) (the “Plan”), is hereby further amended as follows:

1.	Effective as of January 1, 2008, by replacing Section 2 of Supplement D-12, Provisions Relating to the Frebco, Inc. Profit Sharing Feature, in its entirety with the following:

2.
Eligibility to Share in Profit Sharing Contributions.  In order to share in the allocation of any Profit Sharing Contribution made by Frebco pursuant to Paragraph 3 below for a given Plan Year, Participants employed by Frebco must complete 1,000 Hours of Service in that Plan Year and be employed by Frebco on the last day of the Plan Year; provided, however, that if the Participant’s failure to complete 1,000 Hours of Service in the Plan Year and be employed by Frebco on the last day of the Plan Year is due to the Participant’s Disability, Death or Retirement on or after attaining age 65 during such Plan Year, such Participant shall nevertheless be entitled to share in the allocation of the Profit Sharing Contribution for such Plan Year.  Participants who meet the preceding requirement are referred to herein as “Supplement D-12 Participants.”

Explanation: This amends Supplement D-12 to require employment on December 31 of the Plan Year to be eligible for the profit sharing contribution.

2.	Effective as of January 1, 2008, by replacing Section 2 of Supplement D-14, Provisions Relating to the Wagner-Smith Equipment Co. Profit Sharing Feature, in its entirety with the following:

2.
Eligibility to Share in Profit Sharing Contributions.  In order to share in the allocation of any Profit Sharing Contribution made by Wagner-Smith Equipment pursuant to Paragraph 3 below for a given Plan Year, Participants employed by Wagner-Smith Equipment must complete 1,000 Hours of Service in that Plan Year and be employed by Wagner-Smith Equipment on the last day of the Plan Year; provided, however, that if the Participant’s failure to complete 1,000 Hours of Service in the Plan Year and be employed by Wagner-Smith Equipment on the last day of the Plan Year is due to the Participant’s Disability, Death or Retirement on or after attaining age 65 during such Plan Year, such Participant shall nevertheless be entitled to share in the allocation of the Profit Sharing

Contribution for such Plan Year.  Participants who meet the preceding requirement are referred to herein as “Supplement D-14 Participants.”

Explanation: This amends Supplement D-14 to require employment on December 31 of the Plan Year to be eligible for the profit sharing contribution.

3.
Effective as of July 2, 2007, by replacing the language of Supplement D-19, Provisions Relating to the Cascade Natural Gas Corporation Special Contribution, Special Transition Contribution, and Profit Sharing Feature, in its entirety with the following:

Supplement D-19 to the Plan Document

Provisions Relating to the
Cascade Natural Gas Corporation
Special Contribution, Special Transition Contribution, and Profit Sharing Feature

1.
Introduction. Effective July 2, 2007, Cascade Natural Gas Corporation (“Cascade”) became a Participating Affiliate in the Plan and hereby established the Special Contribution, Special Transition Contribution, and Profit Sharing Feature described in this Supplement D-19.    In addition, for purposes of calculating Savings Contributions and Matching Contributions for Participants employed by Cascade, Compensation shall include incentive compensation.

2.
Eligibility to Share in the Special Contribution, Special Transition Contribution, and Profit Sharing Feature. In order to share in the allocation of any Special Contribution, Special Transition Contribution, or Profit Sharing Contribution made by Cascade pursuant to Paragraph 3 or 4 for a given Plan Year, a Participant must be an Eligible Employee of Cascade, complete 1,000 Hours of Service in that Plan Year (including Hours of Service at Cascade at any time during the Plan Year), and be (a) a non-bargaining unit employee, (b) a part of the CSR Bargaining Unit (“CBU”), or (c) a part of the Field Operations Bargaining Unit (“FOBU”).  Effective as of January 1, 2008, a Participant must also be employed by Cascade on the last day of the Plan Year in order to be eligible to share in the allocation of a Profit Sharing Contribution for such Plan Year. However, Participants who died or became disabled during the Plan Year or terminated after attaining age 65 are also eligible to share in the Profit Sharing Contribution, if any, for such Plan Year.  Participants who meet the preceding requirements are referred to herein as “Supplement D-19 Participants.”

3.
Amount of Special Contribution and Special Transition Contribution Allocation. Supplement D-19 Participants who are (a) non-bargaining unit employees, (b) part of the CBU, or (c) part of the FOBU hired on January 1, 2007 or later shall be eligible to receive a Special Contribution equal to 4% of such Supplement D-19 Participants’ eligible compensation under the Plan, plus incentive compensation.

In addition, Supplement D-19 Participants hired on June 30, 2003, or before who are non-bargaining unit employees or who are part of the CBU shall be eligible to receive a Special Transition Contribution equal to 1% to 4% of such Supplement D-19 Participants’ eligible compensation under the Plan, plus incentive compensation, with the amount of such Special Transition Contribution determined based upon such Supplement D-19 Participant’s age and service as was previously determined under the Cascade Natural Gas Corporation Employee Retirement Savings Plan; provided, however, that no Supplement D-19 Participant shall be eligible for this Special Transition Contribution after September 30, 2008.

4.
Amount of Profit Sharing Contribution Allocation. Supplement D-19 Participants who are non-bargaining unit employees or who are part of the CBU shall be eligible to receive a discretionary Profit Sharing Contribution of such Supplement D-19 Participants’ eligible compensation under the Plan which excludes incentive compensation.

5.
Vesting. Notwithstanding anything in Section 4.2 to the contrary, Supplement D-19 Participants shall be vested in their Special Contribution, Special Transition Contribution and Profit Sharing Contribution only upon completing three (3) years of Vesting Service as defined below; provided, however, that Supplement D-19 Participants hired prior to July 2, 2007 shall be fully vested in their Special Contribution, Special Transition Contribution and Profit Sharing Contribution. Supplement D-19 Participants subject to a collective bargaining agreement will be vested according to the terms of the collective bargaining agreement.

  A "Year of Vesting Service" means a Plan Year in which the Supplement D-19 Participant completes at least 1,000 Hours of Service.  In addition, service with any Affiliate that occurred prior to the effective date of Supplement D-19 shall be recognized for purposes of this Paragraph. Notwithstanding the foregoing, a Participant shall be fully vested in his or her Special Contribution Account, Special Transition Contribution Account, and Profit Sharing Contribution Account upon Death, Disability, or upon attaining age 65 if still employed with the Company.

6.	Use of Terms. Terms used in this Supplement D-19 shall, unless defined in this Supplement D-19 or elsewhere noted, have the meanings given to those terms in the Plan.

7.
Inconsistencies with the Plan. The terms of this Supplement D-19 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and this Supplement D-19.

Explanation: This change clarifies that, for eligible employees of Cascade Natural Gas Corporation, the definition of compensation used for purposes of calculating Savings Contributions, Matching Contributions, Special Contributions and Special Transition Contributions (but not Profit Sharing Contributions) is based on the sum of the employee’s eligible compensation plus incentive compensation.  This change also provides that, effective January 1, 2008, eligible employees of Cascade Natural Gas Corporation must be employed by Cascade on the last day of the plan year to be eligible to share in the profit sharing feature of the Plan.

4.	Effective as of January 1, 2008, by replacing Section 2 of Supplement D-24, Provisions Relating to the E.S.I. Profit Sharing Feature, in its entirety with the following:

2.
Eligibility to Share in Profit Sharing Contributions.  In order to share in the allocation of any Profit Sharing Contribution made by ESI  pursuant to Paragraph 3 below for a given Plan Year, Participants employed by ESI must complete 1,000 Hours of Service in that Plan Year and be employed by ESI on the last day of the Plan Year; provided, however, that if the Participant’s failure to complete 1,000 Hours of Service in the Plan Year and be employed by ESI on the last day of the Plan Year is due to the Participant’s Disability, Death or Retirement on or after attaining age 65 during such Plan Year, such Participant shall nevertheless be entitled to share in the allocation of the Profit Sharing Contribution for such Plan Year.  Participants who meet the preceding requirement are referred to herein as “Supplement D-24 Participants.”

Explanation: This amends Supplement D-24 to require employment on December 31 of the Plan Year to be eligible for the profit sharing contribution.

5.	Effective March 17, 2008, by removing Supplement D-33, Provisions Relating to the Fidelity Exploration & Production Company of Texas LLC Special Contribution Feature, in its entirety.

Explanation: This profit sharing feature, Supplement D-33, is being removed due to the merger of Fidelity Exploration & Production Company of Texas LLC into Fidelity Exploration & Production Company.

6.	Effective as of August 31, 2007, by substituting the following for the first sentence of Section 4 of Supplement D-36, Provisions Relating to the JTL Group, Inc. Special Contribution Feature:

Notwithstanding anything in Section 4.2 to the contrary, Supplement D-36 Participants shall be vested in their Special Contribution only upon completing three (3) years of Vesting Service as defined below; provided, however that Supplement D-36 Participants who were employed by Star Aggregates, Inc. on August 31, 2007, shall be fully vested.

Explanation: This change provides for the special vesting rule applicable to JTL participants who were employed by Star Aggregates, Inc. on the date of acquisition, August 31, 2007.

7.           Effective as of July 14, 2008, by adding the following entry to Schedule A to the Plan:

Anchorage Sand & Gravel Company Inc. shall not make a matching contribution on behalf of any of its employees participating in the Plan who are covered by a collective bargaining agreement with Anchorage Sand & Gravel Company, Inc.

Effective July 14, 2008.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the Plan, has caused this Supplement to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee on this 16th day of June, 2008.

MDU RESOURCES GROUP, INC EMPLOYEE BENEFITS COMMITTEE

By:	/s/ Vernon A. Raile
Vernon A. Raile, Chairman